Exhibit 99.1

www.angieslist.com

Angie's List Reaches Agreement with TCS Capital and Expands Board of Directors

INDIANAPOLIS - March 1, 2016 - Angie's List (NASDAQ: ANGI) today announced that it has reached an agreement with TCS Capital pursuant to which Eric Semler, Founder and President of TCS Capital, and consumer technology and media industry veterans, George Bell and Tom Evans, have been appointed to the Angie's List Board of Directors.

"We are delighted to welcome well respected and accomplished individuals to the Angie's List Board, including veterans of the consumer technology and media industry and a large shareholder who brings deep expertise investing in the digital media and e-commerce space," said Angie's List Chairman John Chuang. "George has always had a passion for the intersection of content, digital transformation and consumer experience, set against a backdrop of changing business models. Equally complementary to Angie's List, Tom brings an outstanding record of catalyzing growth with consumer businesses built on technology-based platforms. Eric has an excellent investing track record in the digital space and we look forward to his input as we work to enhance shareholder value at Angie's List. We are confident these new directors will be valuable contributors to the Company."

Scott Durchslag, Angie's List President and Chief Executive Officer, said, "Since joining Angie's List, my confidence in the Company and our opportunity as the market leader in home services has only become stronger. Angie's List has unparalleled brand awareness and trust with consumers, over 10 million reviews and a strong base of high quality service providers. The depth of our data and the experience we offer to consumers and service providers is compelling; our new Angie's List 4.0 platform now rolling out will take us to an even higher level. As we will detail at our upcoming investor day, our new Profitable Growth Plan enables us to reach deeper into the marketplace and better monetize visits to Angie's List in order to reignite revenue growth and drive profitability. We look forward to the insights provided by these new directors as we work to execute on this plan and capitalize on the Company's many strengths."

Mr. Semler said, "We are pleased to have reached a constructive agreement with Angie's List. The Company has a strong brand and customer base, and I believe we have the opportunity to realize exceptional returns for all shareholders. Tom Evans brings deep executive level experience in the e-commerce and digital media industries, George Bell further enhances the Board with his wealth of experience as a senior executive, board director and investor across a broad spectrum of the digital communications industry, and I look forward to joining as another shareholder representative in the boardroom. We will work with our fellow board members to oversee Angie's List management and to help drive improved operating and financial performance in 2016 and beyond. We are excited to begin this important work immediately."

Mr. Bell said, "Angie's List stands out for its brand strength, its depth of genuine reviews and the vibrancy of its community. I look forward to drawing on my experience to help accelerate the Company's growth, while enriching its value to shareholders, members and merchant partners alike."

Mr. Evans said, "I am delighted to join the Angie's List Board and work with the Board and the management team in their efforts to lead and shape the home services marketplace. I believe strongly in the Company's brand value, market opportunity and prospects for increased profitability."

Angie's List also announced that after 10 years of service, John Biddinger has retired from the Board effective upon the entry into the settlement agreement.

Mr. Chuang continued, "John has served as a distinguished member of the Angie's List Board since 2006. We appreciate his leadership and the guidance he has provided as both a director and as a member of the Board's Audit and Nominating and Governance committees. We are grateful for his service and wish him all the best going forward."

With the changes announced today, which are effective immediately, the Angie's List Board has been expanded to 11 directors, 9 of whom are independent and 9 of whom have joined the Board in the past 5 years. Mr. Semler will serve as a Class III director, Mr. Bell as a Class II director, and Mr. Evans as a Class I director.

The agreement between TCS Capital and Angie's List includes customary standstill and voting commitments by TCS Capital and permits TCS Capital to purchase up to 12.75% of the Company's outstanding shares. The full agreement between Angie's List and TCS Capital will be included as an exhibit to a Current Report on Form 8-K and filed by Angie's List with the Securities and Exchange Commission.

About Eric Semler

Mr. Semler is the Founder and President of TCS Capital Management, an investment fund focused on media, technology and communications companies. He founded TCS in 2001, and within several years, it was one of the largest independent funds focused on media and communications equities. Since its inception in 2001, the flagship TCS Global Equity Fund has generated returns that are more than double the returns of the S&P 500 Index and MSCI World Index over the same time period. Mr. Semler has been an investor in Angie's List since 2011 - before it became a public company. He began his career as a journalist working for The New York Times in New York and for the Moscow News in Russia.

Mr. Semler is the Co-founder and Chairman of the nonprofit Bronx Baseball Dreams organization, and is a director for the Van Cortlandt Park Conservancy. He has served on the Boards of Geeknet.com, dealtime.com, Classic Media, Channel 13/WNET TV, WNYC Radio, Wave Hill and the Dwight School. Mr. Semler has co-authored two books published by Harper Collins: The Language of Nuclear War, and The Harper Collins Businessman's Guide to Moscow.

Originally from Portland, Oregon, Mr. Semler received a B.A. from Dartmouth College, and a J.D. and M.B.A. from Harvard University.

About George Bell

Mr. Bell brings to Angie's List 30 years of experience growing and investing in media, subscription and digital businesses. He is a five-time Chief Executive Officer and twice a public company CEO.

Mr. Bell has served as a Managing Director and Executive in Residence at General Catalyst, a venture capital and private equity firm with over $3 billion under management. At General Catalyst, Mr. Bell has focused on investment opportunities in consumer, new media and Internet businesses. As the mobile revolution emerged, he served as Chief Executive Officer of Jumptap, a mobile advertising technology company and a former General Catalyst portfolio company that was acquired by Millennial Media in 2013, and then by AOL. Before joining General Catalyst, Mr. Bell was Chief Executive Officer of Upromise, the country's largest college savings service, which was acquired in 2006 by Sallie Mae.

During the birth of the consumer internet, Mr. Bell was Chief Executive Officer of Excite, one of first and largest search engines, where he oversaw the Company's initial public offering, the acquisition of more than 20 companies and Excite's growth into a worldwide media organization. Mr. Bell also served as Chairman and Chief Executive Officer of Excite@Home, which was created by the $7 billion merger he led between the Excite portal and the @Home cable broadband platform, forming the largest content and broadband subscription service of its time.

Earlier, Mr. Bell was the founder and Chief Executive Officer of one of the first specialty cable channels, The Outdoor Life Network, later renamed Versus Network, and which is now NBC Sports Network. He was also a former senior vice president of Times Mirror Magazines, where he oversaw special interest magazines, such as SKI and Field & Stream.

Mr. Bell is the recipient of two Ernst & Young Entrepreneur Awards, as well as four national Emmy Awards, which he earned as a producer and writer of adventure and wildlife documentaries.

Mr. Bell is currently an independent director at John Wiley & Sons, Inc. His prior public board experience includes Excite, Excite@Home, Millennial Media and Board Chair of Harris Interactive.

About Tom Evans

Mr. Evans joins Angie's List with decades of experience leading consumer internet and media companies. From 2004 through 2013, he was the President and Chief Executive Officer of Bankrate, Inc., an internet publisher of consumer financial content and rate information. In 2009, Mr. Evans took the Company through a $580 million take-private transaction with Apax Partners, a London-based private equity firm. Less than two years later, Mr. Evans led the Company through a $1.5 billion Initial Public Offering. During his tenure at Bankrate, the Company's revenues grew by over 14x and pre-tax profit grew by over 20x. Mr. Evans also served on the Company's Board of Directors before retiring as Chief Executive Officer and from the Board at the end of 2013. In 2014 and 2015 Mr. Evans served as an Advisor to the Board of Bankrate.

From 1999 to 2003, Mr. Evans served as Chairman and Chief Executive Officer of Official Payments Corp., an internet company specializing in processing consumer credit card payments for government taxes, fees and fines online. During his tenure there, Mr. Evans led the Company through its 1999 Initial Public Offering and a sale of the Company to Tier Technologies in 2003.

From March 1998 to June 1999, Mr. Evans was President and Chief Executive Officer of GeoCities Inc., a community of personal Websites on the Internet. In 1998, Mr. Evans led the Company through its Initial Public Offering and sold the Company in 1999 to Yahoo! Inc. for $4.6 billion.

Prior to his internet experience, Mr. Evans was a 20 year veteran of the magazine business. From January 1991 to February 1998, Mr. Evans was President and Publisher of U.S. News & World Report. In addition to his duties at U.S. News & World Report, Mr. Evans served as President of The Atlantic Monthly (1996 - 1998) and as President and Publisher of Fast Company (1995 - 1998), a magazine launched in 1995.

Mr. Evans is currently a Senior Advisor to Warburg Pincus & Co. He also serves as a director of Shutterstock, Inc.

Mr. Evans received a Bachelor of Science degree in Business Administration from Arizona State University.

About Angie's List

Angie's List helps facilitate happy transactions between more than three million consumers nationwide and its collection of highly-rated service providers in 720 categories of service, ranging from home improvement to health care. Built on a foundation of 10 million verified reviews of local service, Angie's List connects consumers directly to its online marketplace of services from member-reviewed providers and offers unique tools and support designed to improve the local service experience for both consumers and service professionals.

Forward-Looking Statements

Certain statements in this communication are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. These forward-looking statements are based on current assumptions, expectations and beliefs of the Company and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the Company's ability to accurately measure and predict revenue per paid membership, membership acquisition costs or costs associated with servicing its members; the Company's ability to protect its brand and maintain its reputation among consumers and service providers; the Company's ability to attract and retain service providers to advertise and sell e-commerce on its platforms; the Company's ability to successfully monetize its memberships and service provider contracts as it grows its business; the Company's success in converting consumers and service providers into paid memberships and participating service providers, respectively; the Company's ability to renew memberships and participating service providers; the Company's ability to predict and respond in a timely manner to changes in consumer demand; the Company's ability to attract and retain key management and personnel; competitive factors; the Company's ability to stay abreast of modified or new laws and regulations applying to its business, including those regarding sales or transaction taxes and privacy regulation; the Company's ability to adequately protect its intellectual property; the Company's ability to successfully implement its growth strategies or effectively manage its growing business; and general economic conditions and the corresponding impact on consumer confidence and spending.

For a discussion of these and other risks and uncertainties that could cause actual results to differ materially from those contained in the Company's forward-looking statements, please refer to the filings the Company makes with the Securities and Exchange Commission (the "SEC") from time to time, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements in this communication are based on information currently available to the Company, and the Company assumes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations:	Public Relations:
Leslie Arena	Debra DeCourcy, APR
317-808-4527	317-713-0479
lesliea@angieslist.com	debra.decourcy@angieslist.com

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